COMMISSION FILE NO. 1-8491

                                   EXHIBIT 11

                      HECLA MINING COMPANY AND SUBSIDIARIES

       CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 2001, 2000 and 1999
                    and Nine Months ended September 30, 2002

                                                   September 30,               Year Ended December 31,
                                                   -------------    --------------------------------------------
                                                        2002            2001            2000            1999
                                                    ------------    ------------    ------------    ------------
Shares of common stock issued at
beginning of period                                   73,068,796      66,859,752      66,844,575      55,166,728

The incremental effect of the issuance
of stock related to MRIL acquisition                          --              --              --       3,908,479

The incremental effect of the issuance
of stock in exchange for preferred shares              3,608,729              --              --              --

The incremental effect of the issuance of
new shares for cash, net of issuance costs                    --       2,395,784              --       3,185,198

The incremental effect of the issuance of
stock held by grantor trust                                   --          16,695           3,589         110,241

The incremental effect of the issuance
of new shares under Stock Option and
Warrant Plans                                          1,202,571         182,290           5,333          38,041

The incremental effect of the issuance
of stock related to unearned compensation                 57,105           3,173              --              --

The incremental effect for the issuance of stock
as compensation                                          383,357              --              --              --
                                                    ------------    ------------    ------------    ------------

                                                      78,320,558      69,457,694      66,853,497      62,408,687

Less:
Weighted average treasury shares held                     26,221          62,116          62,112          62,110
                                                    ------------    ------------    ------------    ------------

Weighted average number of common shares
outstanding during the period                         78,294,337      69,395,578      66,791,385      62,346,577
                                                    ============    ============    ============    ============